                                                                   EXHIBIT 10.39


                                   AGREEMENT

                                    BETWEEN

                      NORTHERN PLAINS NATURAL GAS COMPNAY

                                      AND

                    ENRON ENGINEERING & CONSTRUCTION COMPANY




                    [NORTHERN BORDER PIPELINE COMPANY LOGO]

                         PROJECT MANAGEMENT AGREEMENT


         THIS AGREEMENT, made and entered into to be effective as of March 1, 1996, by and between NORTHERN PLAINS NATURAL GAS COMPANY, a Delaware Corporation ("NPNG") and ENRON ENGINEERING & CONSTRUCTION COMPANY, a Texas Corporation ("EE&CC").

WITNESSETH THAT:

         WHEREAS, Northern Border Pipeline Company ("NBPL") owns an interstate natural gas pipeline system covering 969 miles and originating near Port of Morgan, Montana, crossing the five states of Montana, North Dakota, South Dakota, Minnesota and Iowa, and terminating near Harper, Iowa; and

         WHEREAS, NBPL has applied to the Federal Energy Regulatory Commission for authority to expand and extend its present natural gas pipeline system by constructing the facilities which are more particularly described in Exhibit A attached hereto . All such facilities hereinafter referred to as the "PROJECT";

         WHEREAS, the Partnership Agreement for NBPL effective as of March 9, 1978, as amended (the "Partnership Agreement") and the Operating Agreement between NBPL and NPNG, dated February 4, 1980 (the "Operating Agreement") have charged NPNG as Operator with managing the design and construction of the PROJECT; and

         WHEREAS, Partnership Agreement and the Operating Agreement authorize NPNG to utilize, as it deems necessary, the services of its parent and corporate affiliates, provided that such services are utilized on terms materially no less favorable to NBPL than those prevailing at the time for comparable services of unaffiliated, independent parties; and

         WHEREAS, pursuant to the authority given to NPNG and in order to facilitate execution of the PROJECT, NPNG desires to appoint EE&CC (a corporate affiliate of NPNG) as Project Manager for the responsibilities as defined in this AGREEMENT; and

         WHEREAS, EE&CC, has an adequate, competent organization with which to provide the things to be furnished and to perform the services contemplated herein (hereinafter referred to as the "WORK") and is willing to perform such WORK as an independent contractor in accordance with all of the provisions hereof and for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto agree as follows:


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

                                    ARTICLE I

                            DESCRIPTION OF AGREEMENT


1.1      DOCUMENTS INCLUDED

         This AGREEMENT (hereinafter referred to as the "AGREEMENT") consists of this contract document and the following exhibits:

         Exhibit A:        Description of PROJECT
         Exhibit B:        Compensation and Method of Payment
         Exhibit C:        Letter Evidencing Specific Authority of EE&CC

1.2      CONFLICTING PROVISIONS

         In the event of any conflict, inconsistency, or variations between this contract document and any of the exhibits hereto, the terms and provisions of this contract document shall control. In the event of any conflict, inconsistency, or variation among the Exhibits, the Exhibit of the latest date shall control.

1.3      HEADINGS

         All headings, including but not limited to the headings and numbering of the articles and sections, have been inserted for convenience of reference only and shall in no way affect interpretation of any of the provisions in this AGREEMENT.


                                   ARTICLE II

                                  SCOPE OF WORK


2.1      PROJECT DESCRIPTION

         a. EE&CC has been furnished, and acknowledges receipt of, a description (adequate for the purpose of preparation and acceptance of this AGREEMENT) of PROJECT which description has been incorporated in Exhibit A hereof.

         b. NPNG and EE&CC mutually acknowledge that changes in the PROJECT may occur which will alter the scope of WORK to be provided by EE&CC hereunder. EE&CC agrees to alter its scope of WORK to incorporate such changes into PROJECT.


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

2.2      NPNG'S  RESPONSIBILITIES

         NPNG shall, at its own expense and at such times as may be required by EE&CC for the successful and continuous performance of its obligation hereunder do the following:

         a. Provide general guidance to EE&CC in terms of priorities, schedules and costs and perform periodic audits and inspections to assist and assure EE&CC's performance of its obligations hereunder in accordance with NPNG's overall goals.

         b. Designate the general routing and location of PROJECT and pay the costs of right-of-way easements and land required including damages associated therewith.

         c. Pay all costs including sales and use taxes for materials to be incorporated into PROJECT, for the transportation of such materials to the site, and for the storage and warehousing of such materials prior to their incorporation in PROJECT.

         d. Pay the costs of all work necessary for environmental compliance, engineering design, R-O-W acquisition, construction of the PROJECT including consumable supplies, and other services not directly payable to EE&CC for the WORK.

         e. Obtain FERC Certificate for the construction and operation including the final FERC environmental clearances. All other major federal and state permits necessary for the construction and operation of PROJECT will be obtained by EE&CC in the name of NBPL.

         f. Pay taxes assessed against the Project, except as otherwise provided herein. NPNG assumes full responsibility for and agrees to pay all valid sales, use or gross receipts taxes levied on labor, supplies, material and equipment furnished and services performed by EE&CC hereunder. NPNG agrees to reimburse EE&CC for any and all contractors' excise taxes legally imposed on labor, supplies, material and equipment furnished by EE&CC and NPNG and on services performed by EE&CC hereunder. If applicable, NPNG shall provide EE&CC a monthly statement of the value of materials supplied by NPNG under this Agreement that are subject to a contractors' excise tax.

              If NPNG, in writing, directs EE&CC not to pay any taxes arising out of or applicable to the Work, and as a result of said direction, any assessments are hereafter levied against EE&CC for any of such taxes, NPNG shall indemnify, protect and save EE&CC harmless from liability for the nonpayment hereof. NPNG shall defend any litigation asserting EE&CC's liability under any such assessments, and NPNG shall pay any adverse judgment, including but not limited to, interest and penalties, and shall bear all costs and attorney's fees incurred in such defense. NPNG shall select counsel, control and direct the defense, compromise or settlement of any such litigation.


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

         g. Pay the costs and fees required to obtain all permits which are required by federal, state and local governments, or units thereof, which are required for the construction and operation of the PROJECT.

         h Supply and charge all necessary purge gas, line pack, fuels, lubricants, and chemicals; and furnish all utilities, spare parts, qualified operating personnel and other items required for initial startup and subsequent operation of PROJECT.

         i. Startup, operate and maintain PROJECT or any unit thereof after Mechanical Completion of PROJECT or such unit thereof by EE&CC in accordance with Section 7.1 hereof.

         j. Designate in writing a properly qualified representative who shall have authority to act on NPNG's behalf in connection with the performance of the WORK, which representative shall not be changed without prior written notice to EE&CC. Such representative shall have sole authority to give the written consents, approvals and notices on behalf of NPNG provided for in this AGREEMENT.

2.3      EE&CC'S RESPONSIBILITIES:

         Subject to the terms and conditions of the Agreement, EE&CC agrees as follows:

         a.   With regard to personnel and employment practices:

              i. EE&CC will employ and provide qualified and competent manpower. EE&CC shall be responsible for maintaining satisfactory personnel procedures and standards of competency, conduct and integrity with respect to EE&CC employees or employees of third party contractors providing personnel to the PROJECT. If EE&CC fails to remove any person from the WORK who is incompetent, careless, insubordinate, or whose continued employment on the WORK is deemed to be contrary to NPNG's best interest, NPNG reserves the right to require that said person be removed from the WORK and thereafter not be employed or associated with the WORK without prior consent of NPNG.

             ii. EE&CC shall designate in writing a properly qualified Project Manager who shall have authority to act on EE&CC's behalf in connection with the performance of the WORK, which representative shall not be changed without prior written approval of NPNG.

             iii. EE&CC agrees that certain personnel assigned to the WORK will be placed in positions where they can significantly affect the performance of the WORK. NPNG and EE&CC will mutually designate such key personnel. EE&CC agrees to keep such key personnel assigned to the WORK unless NPNG agrees otherwise.


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

         b. Subject to NPNG's written authorization to initiate the WORK or portion thereof, EE&CC shall be responsible to procure in the name of NBPL, and arrange for the delivery of equipment and materials to be installed in PROJECT, and to supervise and direct the inspection of the construction of PROJECT and to execute contracts, purchase orders, change orders, correspondence and other documents in the name of NPNG necessary and incidental to these duties. NPNG shall provide EE&CC with a letter evidencing EE&CC's authority to act on behalf of NPNG as specified in Section 2.3b, and Section 2.3c, a form of which letter is attached hereto as Exhibit C.

         c. EE&CC shall, as directed by NPNG, prepare bids, and/or negotiate on NPNG's behalf all purchase orders and construction contracts relating to the PROJECT. EE&CC shall, include in such purchase orders and contracts, terms and conditions which provide NPNG with substantially the same rights of inspection and audit as are provided to NPNG under this AGREEMENT.

         d. EE&CC shall, as Project Manager, manage, monitor and report to NPNG the performance of Willbros Engineers, Inc., Gulf Interstate Engineering Company and all other vendors and contractors in terms of schedule, cost and quality as provided for in Section 2.3b herein.

         e. EE&CC, as directed by NPNG, shall obtain all permits and/or manage others designated by EE&CC to obtain said permits required by federal, state or local governments, or subdivisions thereof, in the name of NBPL, which are necessary for the construction of PROJECT, other than the FERC Certificate.

         f. EE&CC, as Project Manager, shall direct the efforts of others working under contract to NPNG regarding obtaining of all easements or other conveyances and agreements from all landowners which are necessary for the construction of the PROJECT. Easements procured and damages paid shall be in accordance with the policy approved by NPNG. EE&CC shall periodically report to NPNG the status of those easements.

         g. EE&CC shall provide such personnel as are requested by NPNG in carrying out any of its responsibilities under Section 2.2 hereof.

         h. EE&CC shall separately list on its invoices(s) to NPNG any and all valid sales, use, gross receipts taxes and contractors' excise taxes paid by EE&CC and to be reimbursed by NPNG.

2.4      TIME OF PERFORMANCE

         EE&CC shall use all reasonable efforts to achieve completion of the WORK or significant portions thereof in accordance with the schedules submitted to EE&CC at the time of the execution of this AGREEMENT.


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

                                   ARTICLE III

                       COMPENSATION AND METHOD OF PAYMENT


         In full compensation to EE&CC for the performance of WORK, NPNG agrees to pay to EE&CC, and EE&CC agrees to accept, a sum consisting of the Compensation set forth in Exhibit B. Payment of Compensation shall be made to EE&CC also as set forth in Exhibit "B" attached hereto and made a part hereof.


                                   ARTICLE IV

                                   GUARANTEES


4.1      DESIGN

         EE&CC guarantees that the design of the PROJECT and the final detailed plans and specifications will conform with Exhibit "A", and satisfy all federal, state, local, and other governmental codes and regulations and will be in accordance with recognized standards of good practice utilized by reputable engineering firms. EE&CC shall promptly and properly perform, at the written request of NPNG at any time within one
         (1) year after acceptance of the PROJECT pursuant to Section 7.2, all corrective engineering and design services, required in connection therewith, necessary to conform to the foregoing guarantee.

         All costs incurred by EE&CC in performing corrective services pursuant to this Article shall be reimbursable in accordance with Article III. Notwithstanding the above, EE&CC shall be liable for all such costs of performing such corrective services resulting from or arising out of the gross negligence or willful misconduct of EE&CC's personnel having broad supervision of the WORK as a whole.

4.2      MATERIAL AND EQUIPMENT

         On any item of material or equipment, or any part thereof, designed, specified or procured by EE&CC, EE&CC shall demand from vendors and subcontractors guarantees with respect to such materials and equipment. Such guarantees will extend for eighteen (18) months from the date of shipment or for twelve (12) months from the date of startup or first use, whichever event occurs first, and will guarantee the materials and equipment to be free of faulty design (where materials or equipment are designed by vendor or subcontractor), workmanship and materials and that material and equipment comply with EE&CC's specifications. Such guarantees shall run directly to NBPL and EE&CC shall render all reasonable assistance, short of litigation, to NBPL enforcing such guarantees.

         In the event EE&CC is unable to acquire the demanded guarantees from any of the approved vendors or subcontractors, EE&CC will conspicuously submit those guarantees which are obtainable from the above vendors or subcontractors to NPNG for approval.


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

         Such approval shall constitute a waiver of the guarantees specified herein for the particular material or equipment involved.

4.3      FIELD WORKMANSHIP

         With respect to any construction contracts issued for the WORK, EE&CC shall demand from such contractors guarantees with respect to such field construction. Such guarantees shall extend for a period of eighteen (18) months from the date of Mechanical Completion and shall provide that if within such 18-month period, any part of that portion of PROJECT constructed by said contractor is found to be defective by reason of faulty field workmanship by said contractor or of his field subcontractors, said contractor shall repair or replace the defective workmanship provided NPNG notifies said contractor in writing within thirty (30) days after such defect is discovered. Such guarantees shall run directly to NBPL and EE&CC shall render all reasonable assistance short of litigation to NBPL in enforcing such guarantees.

         In the event EE&CC is unable to acquire such guarantees from said contractor, EE&CC will conspicuously submit those guarantees which are obtainable from said contractor to NPNG for approval. Such approval shall constitute a waiver of the guarantees specified herein for that particular portion of PROJECT.

4.4      REPRESENTATION

         EE&CC makes no representations, covenants, warranties or guarantees, express or implied, other than those expressly set forth herein. The remedies of NPNG or NBPL with respect to said representations, covenants, warranties and guarantees shall be limited to those expressly set forth in this AGREEMENT. NBPL or NPNG may pursue legal action to enforce such remedies.


                                    ARTICLE V

                                 INDEMNIFICATION


5.1      INDEMNIFICATION

         EE&CC shall indemnify and hold harmless NPNG, NBPL and its partners and their affiliates, and their directors, officers, employees and agents, any of them, from and against all costs, damages or expenses, whether from personal injury, death, or injury to property (including without limitation, claims for pollution and environmental damage) which result from any accident or incident involving EE&CC's personnel and equipment or those of any of its subcontractors and which occurred while such personnel or equipment were engaged in the performance of the WORK under this AGREEMENT, except and unless such accident or incident was caused by the active negligence of NPNG.


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

         From and after the Mechanical Completion of the PROJECT, or major component thereof, as provided for in Section 7.1 hereof, NPNG shall indemnify and hold harmless EE&CC, its directors, officers, employees and representatives from and against all costs, damages and expenses, whether from personal injury, death or injury to property which result from any accident or incident involving NPNG's personnel or equipment and which occurred while such personnel or equipment were performing any of the duties or obligations specifically assumed by NPNG under the terms of the AGREEMENT except and unless such accident or incident was proximately caused by the sole negligence of EE&CC. PROVIDED, HOWEVER, that the terms of this paragraph shall not be construed to release EE&CC from liability for its error, omission or negligent act committed prior to the mechanical completion of the PROJECT, or major portion thereof.

5.2      PROTECTION OF THE WORK

         EE&CC, at cost chargeable to the WORK and upon the direction of NPNG, shall be responsible for and obligated to replace, repair, or reconstruct the PROJECT or any material, equipment, or supplies furnished by EE&CC which were intended for incorporation into the PROJECT which are lost, damaged or destroyed prior to the transfer of care, custody and control of the PROJECT or unit thereof to NPNG in accordance with Section 7.1 hereof.

5.3      LIMITATIONS OF LIABILITY

         Notwithstanding any other provisions hereof to the contrary, EE&CC assumes no obligations to NPNG with respect to any indemnification, and/or damage or loss to property caused by the perils of war, insurrection, revolution, nuclear reaction, or other like perils as may be excluded under the insurance provided pursuant to Article VI hereafter.

         To the fullest extent permitted by law, the total liability, in the aggregate, of EE&CC to NPNG for any and all claims, losses, costs or damages whatsoever arising out of, resulting from or in any way related to the Work or the Agreement from any cause or causes, including but not limited to the negligence, professional errors or omissions, strict liability or breach of contract or warranty (express or implied) of EE&CC shall not exceed $10,000,000.00.

         NPNG shall not be liable to EE&CC and EE&CC shall not be liable to NPNG for any special, indirect, punitive or consequential damages, including, without limitation, loss of profit, loss of product, and loss of use, arising out of the performance of this AGREEMENT irrespective of either party's fault or negligence.

         In the event this AGREEMENT is construed to be entered into on behalf of NBPL, NBPL's liability for all claims arising from and out of the terms of this AGREEMENT shall be limited to the assets of NBPL. EE&CC agrees that exercise of any and all rights


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

         or remedies at law or in equity against the individual partners of NBPL by EE&CC, its successors, assigns and representatives, is hereby expressly waived.


                                   ARTICLE VI

                                    INSURANCE

6.1      EE&CC'S  COMMITMENT

         Except as expressly stated otherwise elsewhere in this AGREEMENT and before any part of the WORK is commenced, EE&CC or its subcontractors, if any, shall cause insurance coverage to be issued and maintained during the entire progress of the WORK in amounts not less than those insurance coverages set forth below, or shall maintain a self-insurance program with appropriate adjustment expense charges for such amounts required, which shall not exceed the expense of coverage commercially available.

         a. Workers' Compensation and Employers' Liability Insurance - EE&CC agrees to comply with Worker's Compensation laws of the state where any portion of the WORK is performed and maintain a Workers Compensation and Employers Liability policy. This policy shall be endorsed to provide: all states coverage, voluntary compensation coverage, and occupational disease. If the WORK is to be conducted in North Dakota, Vendor will maintain North Dakota state-controlled Worker's Compensation policy. The employer's liability (StopGap) insurance requirements are also applicable to North Dakota and are not included with the state controlled Worker's Compensation policy. If any portion of the WORK is to be performed on or near navigable waters, the policy shall include United States Longshoremen's and Harbor Workers' Act, Death on the High Seas, Jones Act, and all shall contain endorsement for borrowed servants. In the event the Vendor is a non US Vendor and the work is being performed in a non US location Vendor shall obtain and maintain equivalent insurance comparable to this Workers Compensation Insurance as required by the laws of that location.

              Workers' Compensation           Statutory
              Employers Liability             $1,000,000 Each Accident (Minimum)
                                              $1,000,000 Disease - Each Employee

         b. Comprehensive General Liability Insurance - Comprehensive General Liability insurance, endorsed to provide coverage for: Explosion, Collapse and Underground Damage to property of others; Contractual Liability (particularly the applicable provisions of Article XII of this Agreement subject to standard policy terms and conditions), Contractor's Protective Liability (if subcontracting is authorized) and Products and Completed Operations (for a minimum of two (2) years after completion of the WORK). Watercraft exclusions deleted (if the WORK necessitates the use of watercraft of any kind).


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
              General Aggregate                             $1,000,000 (Minimum)
              (Other Than Products Completed Operations)
              Products-Completed Operations Aggregate       $1,000,000
              Personal & Advertising Injury                 $1,000,000 (Minimum)
              Each Occurrence                               $1,000,000 (Minimum)
              Fire Damage (Any One Fire)                    $   50,000 (Minimum)
              Medical Expenses (Any One Person)             $    5,000 (Minimum)

         c. Comprehensive Automobile Liability Insurance - Comprehensive Automobile Liability Insurance which shall include coverage for all owned, non-owned and hired vehicles.

              Automobile Liability                          $1,000,000 Combined Single
              Limit                                         Each Occurrence (Minimum)

         d.   Excess Umbrella Liability Insurance  -

              Bodily Injury and                             $9,000,000 Combined Single Limit
              Property Damage                               Each Occurrence (Minimum)

         e. Aircraft Liability Insurance - Aircraft Liability insurance which shall be endorsed to provide coverage for owned and non-owned aircraft if the WORK necessitates the use of aircraft of any kind.

              The above insurance policies will provide the following limits of liability:

              Bodily Injury and Property Damage             $10,000,000 Combined Single Limit
                                                            Including Passenger Liability
              Passenger Voluntary Settlement                $150,000 Per Person

6.2      NPNG'S  COMMITMENT

         During the period of performance of the WORK covered, NPNG shall obtain and maintain minimum insurance policies as follows:

         a. "All Risk" Builder's Risk Insurance protecting the respective interests of NBPL, EE&CC and EE&CC's subcontractors covering physical loss or damage during the course of construction to the PROJECT and any material, equipment, or supplies furnished by EE&CC, but not including EE&CC's tools and equipment, for the PROJECT, while at the jobsite awaiting and during construction and until acceptance of Care, Custody and Control of the PROJECT by NPNG as hereinafter provided, or until termination of the WORK, whichever event shall first occur. This insurance shall be maintained to cover the value of the PROJECT or units thereof progressively at risk, and shall name NBPL, NPNG, EE&CC and EE&CC's subcontractors as insured as interest may appear with deductible provisions as mutually agreed in writing.


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

         b. Notwithstanding the provisions of Section 6.2(a), NPNG may, at its sole option and risk, waive its requirements to obtain "All Risk" Builders Risk Insurance, for line pipe to be incorporated in PROJECT.

6.3      OTHER INSURANCE

         a. NPNG may at its option provide an Owner Controlled Insurance Program (OCIP) which will include all or part of the insurance coverage specifically required to be taken out by EE&CC under
              Section 6.1 hereof; and all or part of the insurance coverage which would normally be required of vendors and other contractors or subcontractors. EE&CC agrees to supply to NPNG whatever reasonable information it possesses which may be needed by NPNG to evaluate the implementation of an OCIP. Upon written notification of NPNG's election to provide an OCIP, EE&CC will promptly adjust its insurance coverages to conform to the OCIP and will include the terms of such OCIP into any purchase orders or contracts prepared by EE&CC. .

         b. EE&CC, at costs chargeable to the WORK, shall provide such additional insurance coverage during performance of the WORK as NPNG may hereafter from time to time deem necessary and require.

6.4      CERTIFICATE OF INSURANCE

         Each party shall furnish the other with certificates or other documentary evidence showing that the insurance to be carried by each in accordance with Sections 6.1, 6.2 and 6.3 hereof has been arranged for. Such certificates shall provide that thirty (30) days' written notice shall be given to NPNG and EE&CC prior to the effective date of any change or cancellation of any policy.

6.5      SUBROGATION

         a. EE&CC hereby waives any right of action against NPNG or NBPL to which its insurer(s) would have a right of subrogation, but for such waiver.

         b. NBPL and NPNG hereby waive any right of action against EE&CC to which its insurer(s) would have a right of subrogation, but for such waiver for the following policies of insurance currently in place:

              (i)  Property and Builder's Risk.

              (ii) Workers' Compensation and Employers' Liability.


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

                                   ARTICLE VII

                             TRANSFER AND ACCEPTANCE


7.1      MECHANICAL COMPLETION

         a. "Mechanical Completion" means, with respect to the PROJECT or any major component thereof, the substantial completion of the Work relating thereto, in accordance with Exhibit A, to include the installation of each loop line or pipeline, each compressor station and its major equipment, each side valve and gas measurement facility, wiring, controls, and safety systems; ensuring that such major equipment and such operating systems are individually cleaned, leak checked, lubricated, and point-to-point checked to verify that such equipment and such related operating systems have been correctly installed so as to respond to simulated test signals equivalent to actual signals received during operation, adjustment and testing and may be so operated, adjusted and tested without damage thereto or to any other property and without injury to any person. Mechanical Completion with respect to each loop line or pipeline, each compressor station, and each side valve and gas measurement facility, will be considered as having been achieved notwithstanding that some minor amount of work, such as the finish of insulation or painting, remains to be done thereto, or that some deficiency not affecting the operation or safety thereof requires correction as agreed by NPNG.

         b. Prior to Mechanical Completion, of the PROJECT, or any major component thereof, EE&CC shall on written notice to NPNG and in the presence of authorized representatives of each, conduct the checkout and verification in accordance with procedures as agreed to between NPNG and EE&CC. NPNG shall give EE&CC written notice that said checkout and verification are either satisfactory or unsatisfactory. If such notice is not given by NPNG within fourteen (14) days from the date of written notice, said checkout and verification shall be deemed to have been satisfactory. In the event that said checkout and verification are unsatisfactory, EE&CC shall make such adjustments as are necessary and shall repeat said checkout and verification until satisfactory to Company.

         c. Upon the PROJECT, or any major component thereof achieving Mechanical Completion, NPNG shall assume care, custody and control of the PROJECT, or major component thereof. Operation of the PROJECT, or any major component thereof after NPNG's assumption of care, custody and control, but prior to acceptance pursuant to this Article VII, shall be under the control and direction of NPNG. EE&CC shall assist NPNG after the facilities have been placed in operation in providing oversight for such items as field calibration of equipment.


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

7.2      ACCEPTANCE

         a. When EE&CC is of the opinion that construction of the PROJECT, or any major component thereof, is completed, EE&CC shall so notify NPNG in writing. Upon receipt of such notification NPNG shall inspect the PROJECT, as soon as reasonably practicable, or any major component thereof, and shall furnish EE&CC with written notice of acceptance of completion, or alternately, furnish EE&CC with a statement setting forth in which respect NPNG considers the work hereunder has not been accomplished. If NPNG fails to so notify EE&CC within thirty (30) working days after receipt of EE&CC's notification, EE&CC's WORK with respect to the PROJECT, or any major component thereof, shall be deemed to be accepted without written notice of acceptance of completion.

         b. Acceptance of completion of EE&CC's WORK hereunder by NPNG shall not relieve EE&CC of the guarantees contained in Article IV hereof.


                                  ARTICLE VIII

                             APPLICABLE REGULATIONS


8.1      GOVERNMENT REGULATIONS

         a. This AGREEMENT is subject to, and EE&CC agrees to abide by and observe all provisions of applicable laws, executive orders and regulations imposed by governmental authorities with jurisdiction.

         b. EE&CC agrees to pay all contributions and taxes payable under federal and state social security acts, unemployment compensation laws and income tax laws which arise on account of EE&CC's employees' performance of services hereunder.

         c. EE&CC agrees to indemnify NPNG from any tax, interest, or penalty which NPNG may be required by law to pay on account of EE&CC's or subcontractors' failure to comply with Federal or State law or the rules and regulations of administrative officials or boards charged with the enforcement of the Federal and State acts referred to above.

                                   ARTICLE IX

                           TERMINATION AND SUSPENSION


9.1      TERMINATION

         a. NPNG may terminate this AGREEMENT upon ten (10) days written notice. In the event of such termination, EE&CC shall promptly deliver to NPNG all PROJECT information prepared by EE&CC under this AGREEMENT. EE&CC shall, unless the notice directs otherwise, immediately discontinue the WORK and shall, if requested, make every reasonable effort to procure cancellation of all existing purchase orders or subcontracts upon terms satisfactory to NPNG.

         b. EE&CC may terminate this AGREEMENT if NPNG, within fifteen (15) days after receipt of notice from EE&CC, (1) fails to make any payment which is uncontested and due under the terms of this AGREEMENT, or (2) fails to commence proceedings satisfactory to EE&CC to correct any other substantial breach of this AGREEMENT or to correct any default, including NPNG's having become insolvent or bankrupt, having made a general assignment for the benefit of creditors, having brought or having had brought against it any action seeking its reorganization, arrangement, composition, readjustment, liquidation, dissolution or seeking the appointment of a receiver or trustee to conduct its business under the Federal Bankruptcy Act or under any similar federal or state statute.

         c. Upon termination, pursuant to Sections 9.1(a) or 9.1(b) above, the parties agree (1) that the obligations of this AGREEMENT shall continue as to WORK already performed and as to bona fide obligations assumed by EE&CC prior to date of termination and (2) that EE&CC shall be entitled to payment of reimbursable costs as provided in Article III of this AGREEMENT to the effective date of termination, and such reimbursable costs as EE&CC is obligated to expend or pay to others in closing down the WORK.

9.2      SUSPENSION OF WORK

         a. NPNG may at any time, with or without cause, suspend performance of all or any part of the WORK by giving not fewer than ten (10) working days written notice to EE&CC. Such notice shall specify the portion of the WORK suspended. Such suspension may be continued by NPNG for a period of six (6) months or for any longer period upon which the parties may agree. NPNG may during such period notify EE&CC to resume all or part of the work suspended. Resumption of the suspended work shall commence within ten (10) days after notice to resume and EE&CC shall use all reasonable efforts to resume said work within such ten (10) day period or as soon thereafter as possible.

              EE&CC shall be entitled to reimbursement of all reasonable costs, including costs paid to others which it incurs in order to maintain its ability to resume work promptly upon notification by NPNG.

         b. At any time during the suspension period, NPNG may terminate the WORK as provided for in Section 9.1 hereof. EE&CC may, at its sole option, terminate the WORK at the end of the six month period referred to in Section 9.2(a) or at the end of any longer period upon which the parties have agreed. In the event of termination in accordance with this Section 9.2(b), the provisions of Section 9.1(c) will apply.


                                    ARTICLE X

                               GENERAL PROVISIONS


10.1     INDEPENDENT  CONTRACTOR

         Except as otherwise may be provided herein, EE&CC shall be an independent contractor with respect to the WORK to be performed hereunder. Neither EE&CC nor its subcontractors, nor the employees of either, shall be deemed to be servants, employees or agents of NPNG.

10.2     NPNG'S RIGHTS OF APPROVAL

          a. Prior to initiating work (other than that required to establish policies, procedures and systems) for major activities, EE&CC shall prepare and obtain approval of NPNG for the policies, procedures and systems to be used in the WORK. Without limiting the foregoing, NPNG specifically identifies the following for NPNG approval:

              ROW AND PERMITS

              i.   Right of Way Acquisition Policy and Payment Schedules

              ii.  Any Right of Way Acquisition Policy Deviation

              iii. Any Permit with Non-Standard or Unusual Cost or Condition

              iv.  Public Meetings

              v.   Condemnations

              ENVIRONMENTAL

              i.   Environmental Consultants or Contractors

              ii.  All Environmental Permits

              iii. Project Environmental Plan

              iv.  Environmental Training Documents

              v.   Any Land Offset

              COST AND SCHEDULE

              i.   Original Project Estimate and Schedule

              ii.  Cost or Schedule Deviations

              PUBLIC RELATIONS

              i.   Public Statements or Releases

              MISCELLANEOUS

              i.   Insurance

              ii.  Safety Plan


         b. NPNG shall have the right to approve and adjust EE&CC's list of vendors and contractors and EE&CC shall let purchase orders for material and equipment and subcontracts only to such vendors and contractors. NPNG shall have the right to approve any individual purchase order or contract prior to letting, provided that it has notified EE&CC of its desire to exercise this right at the time of its approval of the list of bidders and/or subcontractors. Without negating any future exercise of these rights, NPNG specifically identifies the following as activities requiring NPNG's prior approval:

              PURCHASES

              i.   Pipe, 24" OD and larger

              ii.  Compressor Packages

              iii. Coolers and Scrubbers

              iv.  Valves, 24" and larger

              v.   All Check Valves in natural gas service

              vi.  Fittings 24" and larger (also Flanges)

              CONSTRUCTION

              i.   Bidders Lists

              ii.  Contract Awards

              iii. Mobilization and Release of Construction Contractors

              iv.  Construction Contracts and Amendments

              v.   Work Change Orders over $50,000

              vi.  Senior Field Construction and Environmental Inspectors

         c. NPNG shall have the right to approve equipment specifications, bid tabulations, alignment sheets, piping and instrument drawings, electrical and line drawings, and all construction drawings prior to their use in the performance of the WORK, including, without limitation, the following:

              ENGINEERING

              i.   Design Basis Manual

              ii.  Engineering Design

              iii. Project and Construction Specifications

              iv. Purchase Specifications for Pipe, Valves, Flanges and Fittings 24" and larger

              v. Purchase Specifications for Check Valves in natural gas service

         d. In order to take advantage of the approval rights contained in this Section 10.2, NPNG shall, as provided in Section 2.2, designate in writing a properly qualified individual who shall have the right to act on NPNG's behalf, which representative shall not be changed without prior written notice to EE&CC. Such representative shall have the sole authority to provide the necessary consents and approvals on behalf of NPNG. EE&CC shall comply with all comments or changes requested by NPNG. Should NPNG fail to give EE&CC its written comments, changes or approval of any document submitted by EE&CC to NPNG for review within fourteen
              (14) days after such submission, said document shall be deemed approved by NPNG.

10.3     OWNERSHIP OF RECORDS AND MATERIALS

         a. All plans, designs, studies, computer software, data, maps, drawings, survey notes, specifications, construction records, project accounting records, right-of-way and easement records, purchasing records, tools, office equipment, files, field instruments, and all other materials and documents (including copies thereof) prepared or obtained by EE&CC in performing WORK hereunder and for which NPNG has reimbursed EE&CC shall be the property of NBPL, and shall as far as necessary be held in temporary custody by EE&CC. Upon acceptance of the PROJECT or upon termination of this AGREEMENT, all aforesaid data, documents, programs, and materials shall be delivered to NPNG in the manner reasonably requested by NPNG.

         b. Title to all property, facilities, easements and leases acquired by EE&CC for the PROJECT shall be taken, unless otherwise directed by NPNG, in the name of Northern Border Pipeline Company. NPNG shall have the right to inspect and accept or reject any such item of property, and EE&CC shall make such disposition of a rejected item as NPNG shall direct. Prior to disposition or salvage of any item of NBPL property, EE&CC shall obtain NPNG's approval and direction for disposition or salvage and shall remit to NPNG any amount received for such disposition or salvage.

10.4     PATENTS COMPUTER SOFTWARE AND COPYRIGHTS

         a. EE&CC grants NBPL an irrevocable, nonexclusive royalty-free license to use, or the right to authorize others to use, any patents, patented products, inventions, know-how, computer software or copyrighted or copyrightable material which was developed by EE&CC prior to or independent of the WORK, which are employed by EE&CC in the performance of the WORK, and the use of which is required by NPNG in the performance of its obligations or exercise of its right hereunder.

         b. All patents, patented products, inventions, know-how, computer software, or copyrighted or copyrightable material which was developed as a direct result of the WORK or of any portion of the WORK for which EE&CC has been reimbursed shall be assigned to NBPL to the extent that EE&CC has the right to assign such ownership. NBPL hereby grants to EE&CC a perpetual nonexclusive royalty-free license to use such developments.

              EE&CC represents that those of its employees who will be engaged in the WORK have agreed to assign to EE&CC all discoveries, inventions, improvements or copyrights resulting from their employment by EE&CC. NPNG agrees that any costs, including legal costs, which are incurred as a result of NBPL's desire to perfect any patentable idea or invention or to obtain a copyright shall be reimbursable under Article III hereof.

         c. EE&CC agrees to notify NPNG promptly of any patent covering processes, materials, composition of matter, or machinery or of any copyright which relates to or which is alleged to relate to the PROJECT and/or the WORK. Prior to the issuance of any purchase order for or the entering into of any contract for the provision of services covered by such patent or copyright, EE&CC shall obtain NPNG's approval prior to the issuance of such purchase order or contract. The right to use such patent or copyright shall be obtained in the name of NBPL and NBPL shall assign its rights under such patent or copyright to EE&CC to the extent required by EE&CC in the performance of the WORK. Payments required to be made for the rights to use such patent or copyright shall be made by NPNG in accordance with the terms of Section 2.2(f) of this AGREEMENT. If, after notification by EE&CC of the existence or alleged existence of any patent or copyright which relates to the PROJECT and/or the WORK, NPNG elects not to obtain the rights to use such patent or copyright and directs EE&CC to proceed with the WORK as though such patent or copyright had no validity, NPNG agrees to indemnify EE&CC from all costs, including the cost of litigation, which EE&CC incurs as a result of such instruction by NPNG.

10.5     INSPECTION AND ACCESS

         NPNG shall, at all times, have access to WORK wherever it is in preparation or progress in order to inspect the WORK. Such inspection by NPNG shall not be deemed to be a waiver of any of its rights hereunder or of its rights to reject defective WORK.

10.6     AUDIT AND MAINTENANCE OF RECORDS

         a. NPNG, its agent and any authorized representative shall have the right to inspect and audit all books, records or any other supporting evidence (hereinafter referred to as "Records") of EE&CC, its subsidiaries, affiliates and parent company that NPNG deems necessary, in order to be in compliance with this AGREEMENT, NPNG policies and procedures, regulatory authorities or other laws and regulations. EE&CC, its subsidiaries, affiliates and parent agree to maintain the Records deemed necessary by NPNG to substantiate charges related to this AGREEMENT.

         b. EE&CC shall require all subcontractors (including sub-subcontractors) and material suppliers to comply with the provisions of this article by inserting these requirements in a written contract (or purchase order) with EE&CC.

         c. NPNG, its agent and any authorized representative shall have access to EE&CC's facilities, have access to all requested Records, be allowed to interview any of EE&CC's employees, be allowed to copy any requested Records, and be provided adequate and appropriate work space at all reasonable times during EE&CC's regular working hours.

         d. The obligations and rights contained in this provision shall apply throughout the term of this AGREEMENT and for a period of three years after final payment, or longer if required by law.

10.7     REPORTS

         EE&CC shall furnish such progress reports, schedules, financial and cost reports and other reports concerning the WORK as NPNG may from time to time require.

10.8     SURPLUS MATERIAL

         It is understood that in performing work of the scope and complexity of the WORK, it is necessary that certain surplus material be purchased. The purchase price and transportation cost of such surplus materials and the costs incurred by EE&CC arranging for the purchase and transportation thereof shall be considered costs of the WORK to the same extent as any materials incorporated into the PROJECT. EE&CC shall, as soon as it is feasible to do so, determine and advise NPNG what materials are surplus materials and thereafter shall dispose of such materials as directed by NPNG and remit to NPNG the net proceeds therefrom which proceeds shall be credited to the costs of PROJECT.
10.9     FORCE MAJEURE

         Any delays in or failure of performance by either party hereto of its duties hereunder (other than the payment of money), shall not constitute default or give rise to any claims for damages if and to the extent such delays or failure of performance are caused by occurrences beyond the control of the party involved, including, but not limited to, acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any law, or proclamation, regulation, ordinance or instruction of any government or unit thereof, including Indian nations, having or asserting jurisdiction; acts of war; rebellion or sabotage or damage resulting therefrom; fires, floods, explosion, accidents, riots or strikes, or any causes, whether or not of the same class or kind as those specifically named above, which are not within the reasonable control of the party involved and which, by the exercise of reasonable diligence, the party involved is unable to prevent.

         NPNG and EE&CC shall be excused from performance and shall not be considered to be in default with respect to any obligation hereunder, except the obligation to pay money in a timely manner for Work actually performed or other liabilities actually incurred, if and to the extent that its failure of, or delay in, performance is due to an event of Force Majeure; provided, that:

         a. NPNG or EE&CC (Affected Party) gives the other written notice describing the particulars of the Force Majeure as soon as is reasonably practicable but in no event later than five (5) Days after the occurrence or commencement of such event;

         b. The suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure;

         c. No obligations of the Affected Party which arose before the occurrence causing the suspension of performance are excused as a result of the occurrence;

         d. The Affected Party uses its reasonable efforts to overcome or mitigate the effects of such occurrence; and

         e. When the Affected Party is able to resume performance of its obligations under this Agreement, such Affected Party shall give the other written notice to that effect and shall promptly resume performance hereunder.

         In the event that NPNG and EE&CC are unable in good faith to agree that an event of Force Majeure has occurred, senior officers of NPNG and EE&CC shall, within ten (10) days of notice by either party to the other, meet to discuss and resolve such dispute. The Affected Party shall have the burden of proof as to whether such Force Majeure (a) has occurred, (b) was not a result of such Affected Party's or its subcontractor's fault or negligence and (c) could not have been avoided by due diligence or the reasonable efforts of such Affected Party or its subcontractors.

10.10    WAIVER

         If NPNG or EE&CC in any one or more instances does not insist on strict performance of the terms of this AGREEMENT or does not exercise any option herein conferred, it shall not be construed as a waiver or relinquishment in the future of any such term or option and shall not relieve the other party of its responsibilities under this AGREEMENT.

10.11    ASSIGNMENT

         This AGREEMENT shall not be assignable by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that it may be assigned without such consent to the successor of either party, or to a person, firm, or corporation acquiring all or substantially all of the business and assets of such party which relate to the subject matter hereof, or to a corporation which is owned by, or is the sole owner of, or which is wholly owned by the sole owner of the assigning party. When duly assigned in accordance with the foregoing, this AGREEMENT shall be binding upon and shall inure to the benefit of the assignee; provided, however, should the assignee fail to fully perform any of its obligations hereunder, the assignor shall be obligated to perform same.

10.12.   SEVERABILITY

         In the event that any of the provisions, portions or applications of this AGREEMENT are held to be unenforceable or invalid by any court of competent jurisdiction, NPNG and EE&CC shall agree upon an equitable adjustment in the provisions of this AGREEMENT with a view toward effecting the purpose of this AGREEMENT and the validity and enforceability of the remaining provisions, or portions, or applications thereof shall not be affected thereby.

10.13    APPLICABLE LAW

         This AGREEMENT shall be interpreted according to the laws of the State of Nebraska.

10.14    EMPLOYMENT PRACTICES

         EE&CC agrees that it shall be at all times during the term of this Agreement, in full compliance with all applicable federal, state and local statutes, rules and regulations, orders and guidelines, relative to EE&CC's employment of employees and agents of EE&CC, including, but not limited to: the Age Discrimination Employment Act of 1967; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991; the Fair Labor Standards Act; the Occupational Safety and Health Act of 1970; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Immigration Reform and Control Act of 1986; the Vietnam Era Veteran's Readjustment Assistance Act of 1974; the Drug-Free Workplace Act (and any other statutes and regulations dealing with drug testing); Executive Orders of the President of the United States; and the regulations promulgated pursuant to the above. To the extent that EE&CC furnishes supplies or services which, in whole or in part, are necessary for the performance of any United States government contract, EE&CC agrees that it shall comply with all applicable state and federal affirmative action obligations, unless otherwise exempted. To the extent applicable, EE&CC agrees to abide by Executive Order 11246 and its requirements, which are incorporated herein by reference and which appear at 41 C.F.R. Section 60-1.4(a)(1-7). In addition, EE&CC agrees that, to the extent applicable, it shall comply with all regulations regarding the handicapped and Vietnam Era veterans which are found at 41 C.F.R. Section 60-250.4 and 41 C.F.R.
         Section 60-741.4, respectively, and incorporated herein by reference. EE&CC represents and warrants that it does not and will not maintain any segregated facilities or engage in any discriminatory practices.
         If applicable or unless otherwise exempted, EE&CC shall obtain certifications from its subcontractors that they are and shall be at all times during performance of covered Work in full compliance with all of the above to the extent that such statutes, rules and regulations, orders and guidelines are applicable. EE&CC agrees to pay any government assessed penalties, fines, and charges, and associated damages, costs, losses, expenses (including, without limitation, court costs and attorneys' fees) of whatever kind which NPNG may incur, be required to pay or be liable for as a result of, based on, in connection with, related to or arising from EE&CC's or any of its subcontractors' noncompliance with this Section 10.14.

10.15    NOTICES

         All notices pertaining to this AGREEMENT shall be in writing and, if to NPNG, shall be sufficient if sent registered mail to NPNG at the following address:

         Northern Plains Natural Gas Company
         Attention:  George A. Rood
         1111 South 103rd St.
         Omaha, NE 68124-1000

         and if to EE&CC shall be sufficient if sent Registered Mail to EE&CC at the following address:

         Enron Engineering & Construction Company
         Attention:  Jerry D. Martin
         Three Allen Center
         333 Clay Street, Suite 402
         Houston, TX  77002

         cc:  Paul Fuhrer

10.16    CHANGES

         This AGREEMENT may be changed by written amendment executed by the parties in the same manner as the counterparts of this original AGREEMENT.

10.17    COMPLETE AGREEMENT

         This AGREEMENT, as defined in Section 1.1 constitutes the entire agreement between NPNG and EE&CC, and there are no terms, conditions, or provisions, either oral or written, between the parties hereto other than those herein contained, and this AGREEMENT supersedes any and all oral or written representations, inducements or understandings of any kind or nature between the parties hereto relating to the WORK.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed on the date first above appearing.


        ENRON ENGINEERING &                   NORTHERN PLAINS NATURAL
        CONSTRUCTION COMPANY                        GAS COMPANY


By: /s/ LARRY IZZO                     By: /s/ LARRY L. DEROIN
    ---------------------------            -------------------------------

Name: Larry Izzo                       Name: Larry L. DeRoin
      -------------------------              -----------------------------

Title: President                       Title: President
       ------------------------               ----------------------------

                                    EXHIBIT A

                        NORTHERN BORDER PIPELINE COMPANY

                             DESCRIPTION OF PROJECT


LOCATION OF FACILITY ADDITIONS/MODIFICATIONS TO THE EXISTING
NORTHERN BORDER SYSTEM

Loop Line:

147.0 miles, 36-inch x .375-inch wall, X-70, 1050 Psig MAOP design loop line. The 36-inch pipeline will loop the existing 30-inch pipeline that extends from Ventura to Harper.

Compressor Stations:

Compressor Station No. 1, Milepost 51.5, Valley County, Montana: Nominal 35,000 horsepower gas turbine/centrifugal compressor package and gas cooling.

Compressor Station No. 2, Milepost 106.7, Roosevelt County, Montana: Replace the compressor wheel and internals on the existing centrifugal gas compressor.

Compressor Station No. 3, Milepost 161.9, Roosevelt County, Montana: Nominal 35,000 horsepower gas turbine/centrifugal compressor package and gas cooling

Compressor Station No. 4, Milepost 217.2 in McKenzie County, North Dakota. Replace the compressor wheel and internals on the existing centrifugal gas compressor.

Compressor Station No. 5, Milepost 272.5, Dunn County, North Dakota: Nominal 35,000 horsepower gas turbine/centrifugal compressor package and gas cooling.

Compressor Station No. 6, Milepost 330.4, Morton County, North Dakota: Replace existing nominal 20,000 horsepower gas turbine with a nominal 35,000 horsepower gas turbine and add gas cooling. Replace the compressor wheel and internals on the existing centrifugal compressor.

Compressor Station No. 7, Milepost 384.4, Morton County, North Dakota: Nominal 35,000 horsepower gas turbine/centrifugal compressor package and gas cooling.

Compressor Station No. 8, Milepost 443.6, McIntosh County, North Dakota: Replace existing nominal 20,000 horsepower gas turbine with a nominal 35,000 horsepower gas turbine and add gas cooling. Replace the compressor wheel and internals on the existing centrifugal compressor.

Compressor Station No. 9, Milepost 505.9, Edmunds County, South Dakota: Replace existing nominal 20,000 horsepower gas turbine with a nominal 35,000 horsepower gas turbine. Replace the compressor wheel and internals on the existing centrifugal compressor.

Compressor Station No. 10, Milepost 564.5, Clark County, South Dakota: Replace existing nominal 20,000 horsepower gas turbine with a nominal 35,000 horsepower gas turbine and add gas cooling. Replace the compressor wheel and internals on the existing centrifugal compressor.

Compressor Station No. 11, Milepost 621.5, Deuel County, South Dakota: Nominal 35,000 horsepower gas turbine/centrifugal compressor package and gas cooling.

Compressor Station No. 12, Milepost 681.6, Lyon County, Minnesota: Nominal 35,000 horsepower gas turbine/centrifugal compressor package and gas cooling.

Compressor Station No. 13, Milepost 743.1, Martin County, Minnesota: Replace existing nominal 20,000 horsepower gas turbine with a nominal 35,000 horsepower gas turbine and add gas cooling. Replace the compressor wheel and internals on the existing centrifugal compressor.

Compressor Station No. 14, Milepost 883.0, Grundy County, Iowa: One 6,500 horsepower electric drive/centrifugal compressor package.

Gas Measurement:

Install two additional 12-inch turbine meter runs at the Harper Meter Station.

LOCATION OF EXTENSION FACILITIES

Pipelines:

223.7 miles, 36-inch x .375-inch wall, X-70, 1050 Psig MAOP design pipeline. The 36-inch pipeline will extend from Harper to a point near Manhattan, Illinois.

2.6 miles, 30-inch x .3125-inch wall, X-70, 1050 Psig MAOP design pipeline. The 30-inch pipeline will extend from the terminus of the proposed 36-inch extension at a point near Manhattan to the proposed Manhattan South Meter Station.

16.8 miles, 30-inch x .3125-inch wall, X-70, 1050 Psig MAOP design pipeline. The 30-inch pipeline will extend from the terminus of the proposed 36-inch extension at a point near Manhattan to the proposed Manhattan North Meter Station.

Compressor Stations:

Compressor Station No. 17, Milepost 1060.9 in Scott County, Iowa: One 12,000 horsepower electric drive/centrifugal compressor package and gas cooling. Side Valves/Measurement:

12-inch side valve and gas measurement near Iowa City, Iowa, Milepost 995.6 in Washington County, Iowa.

12-inch side valve and gas measurement near Davenport, Iowa, Milepost 1053.9 in Scott County, Iowa.

6-inch side valve near Bettendorf, Iowa, Milepost 1056.9 in Scott County, Iowa.

12-inch side valve and gas measurement near Prophetstown, Illinois, Milepost 1086.7 in Henry County, Illinois.

16-inch side valve near Kasbeer, Illinois, Milepost 1114.1 in Bureau County, Illinois.

20-inch side valve and gas measurement near Troy Grove, Illinois, Milepost 1129.7 in LaSalle County, Illinois.

24-inch side valve and gas measurement near Minooka, Illinois, Milepost 1174.3 in Grundy County, Illinois.

20-inch side valve and gas measurement near Channahon, Illinois, Milepost 1181.0 in Will County, Illinois.

24-inch side valve and gas measurement near Joliet, Illinois, Milepost 1192.4 in Will County, Illinois.

Gas measurement at the terminus of the South 30-inch extension, Manhattan South, Milepost 1195.0 in Will County, Illinois.

Gas measurement at the terminus of the North 30-inch extension, Manhattan North, Milepost 1209.2 in Cook County, Illinois.

                                    EXHIBIT B

A.       COMPENSATION

         NPNG will compensate EE&CC for all costs incurred in performing the WORK as described in the Agreement, including:

         1. The direct costs for employees time, whether the employee is in an exempt or non-exempt position and, if non-exempt, is paid for overtime worked; and

         2.   Costs paid to third party contractors; and

         3. Payroll burden (i.e. payroll taxes, insurance, off-duty time, and employee benefit plans); and

         4. An amount for employee incentive compensation subject to adjustment to actual amount paid as provided in "A.7." below; and

         5. Overhead (general and administrative expense (i.e. corporate officers, personnel, public relations, legal, finance and accounting, receptionists, janitorial, advertising personnel, desk top computers and printers, non-PROJECT related rent, utilities, depreciation and other overheads relating to salaries not directly chargeable to projects), office supplies, all copies of correspondence, specifications and plans, training not specific to the Project, local and long distance telephone calls, facsimile, postage, insurance, and real estate and franchise taxes); and

         6. Out-of-pocket expenses incurred by EE&CC that are directly chargeable to the WORK and rendered pursuant to this AGREEMENT and not included in the compensation under Section A.1. - A.5. above. Out-of-pocket expenses shall be actual costs paid.
              Out-of-pocket expenses shall specifically include:

              a. Rent for office space dedicated specifically to EE&CC employees and third party contractors assigned to the WORK; and

              b. PROJECT travel and living expenses in accordance with EE&CC'S standard travel and expense policies for all EE&CC personnel and employees of third party contractors assigned to the WORK (supported by travel expense reports and receipts); and

              c. Expenses associated with the establishment and operation of field PROJECT offices and facilities; and

              d. Other direct expenses related to the WORK, but only if supported by receipts or other supporting documentation.


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         7.   The incentive compensation billed in item A.4 above and the overhead allowance in item A.5 above shall be subject to an annual adjustment to reflect actual costs incurred and paid by EE&CC and as approved by NPNG. EE&CC will provide NPNG with documentation sufficient to justify such adjustment. Such adjustment shall be calculated before March 31 following the close of each calendar year.

B.       PAYMENT

         1. EE&CC will submit each month, invoices for the portion of the Work performed on the PROJECT during the prior month. EE&CC shall submit with each invoice such reasonable detail and documentation sufficient to support the amount invoiced as NPNG may require. Every invoice shall be submitted to:

                           Northern Plains Natural Gas
                           Attn: George Rood
                           1111 South 103rd Street
                           Omaha, NE 68124

         2. EE&CC shall submit to NPNG an invoice conforming with NPNG's invoice and documentation requirements. NPNG shall, within twenty
              (20) days of receipt of such invoice, pay to EE&CC via wire transfer the approved amount (calculated as the invoiced amount, less any disputed amounts); provided, however, that payment of any invoices or portions of invoices shall not prejudice the right of NPNG to protest or question the correctness thereof or compliance of the WORK or any portion thereof with the AGREEMENT or prejudice or constitute a waiver of any right of Company hereunder. Any amount questioned by either party and found to be in such party's favor shall be refunded or paid, as appropriate.

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
                                    EXHIBIT C

                                      NPNG


To whom it may concern,

Pursuant to a contract effective as of March 1, 1996, executed by and between Northern Plains Natural Gas Company ("NPNG") and Enron Engineering & Construction Company ("EE&CC") covering certain WORK for that certain pipeline and compressor project commonly known as the Chicago Project, NPNG authorized EE&CC:

     ". . . to be responsible to procure in the name of NBPL, and arrange for the delivery of equipment and materials to be installed on PROJECT, and to supervise and direct the inspection of the construction of PROJECT and to execute contracts, purchase orders, change orders, correspondence and other documents in the name of NPNG necessary and incidental to these duties. . .
     .

     EE&CC shall . . . prepare bids and/or negotiate on NPNG's behalf all purchase orders and construction contracts relating to the PROJECT. . . ".

Please direct any issues with respect to the authority set forth above to the undersigned at (402)-398-______.


              "NPNG"

By:
    -----------------------------

Title:
       --------------------------


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